Exhibit 99.46

Notice to U.S. Investors

This business combination is made for the securities of a foreign company.  The business combination is subject to disclosure requirements of a foreign country that are different from those of the United States.  Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country.  You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than in the business combination, such as in open market or privately negotiated purchases.

INITIAL ELECTION FORM FOR MEDIASET ESPAÑA SHAREHOLDERS

FOR THE ALLOCATION OF SPECIAL VOTING SHARES A OF MFE — MEDIAFOREUROPE N.V.

AFTER THE MERGER OF MEDIASET S.P.A. AND MEDIASET ESPAÑA COMUNICACIÓN, S.A. WITH AND INTO MEDIASET INVESTMENT N.V.

To: Mediaset España Comunicación S.A. c/o Computershare Investor Service plc, Sucursal en España, through the depositary intermediary, by e-mail to telecinco@computershare.es

Disclaimer

The holder of Mediaset España Comunicación S.A. (Mediaset España) shares (the Initial Electing Shareholder) must fill in and sign this Initial Election Form (the Form) pursuant to the instructions here below in order to receive the Special Voting Shares A issued as a result of the completion of the merger of Mediaset S.p.A. (Mediaset) and Mediaset España with and into Mediaset Investment N.V. (the Merger), company which will — upon effectiveness of the Merger — be renamed MFE - MEDIAFOREUROPE N.V. (the Company).

A Special Voting Share A can only be validly acquired after thirty calendar days following the effectiveness of the Merger (the Initial Allocation Date A) by a holder of an ordinary share of the Company, subject to such ordinary share being an Initial Electing Ordinary Share in accordance with, and subject to the satisfaction of, the conditions set out in the “Terms and Conditions for Special Voting Shares” and the “Terms and Conditions for the initial allocation of special voting shares A” available on the corporate website of Mediaset España. A holder of Initial Electing Ordinary Shares can only validly acquire 1 Special Voting Share A for each Initial Electing Ordinary Share held.

This Form shall be read jointly with the “Terms and Conditions for Special Voting Shares” and the “Terms and Conditions for the initial allocation of special voting shares A”.

This Form, duly filled in and signed by the Initial Electing Shareholder, must be sent by e-mail to the address indicated above and must be received by or on behalf of Mediaset España on or before 26 August 2019 (the Final Term) through the relevant depositary intermediary with its confirmation that such Initial Electing Shareholder holds title to the Mediaset España shares included in this Form. Any Initial Election Form received after the Final Term shall not be valid for the purpose of issuing and assigning Special Voting Shares A upon the Initial Allocation Date A.

In this Form, the defined English words shall have the same meaning ascribed to them in the “Terms and Conditions for Special Voting Shares”, unless otherwise defined herein.

1.                                 Data of the Initial Electing Shareholder

Name and surname or Corporate name

Tax Code:                                                      Date of birth    /   /   Place of birth

Address or registered seat

Telephone number                                                                       E-mail address

(if the signing party acts on behalf of the Initial Electing Shareholder, please fill in the following table including data relating to the signing party)

Name and surname                                                                                               In the quality of

Tax Code:                                                                          Date of birth   /   /   Place of birth

Telephone number                                                                          E-mail address

2.                                 Number of Mediaset España shares held in relation to which Initial Allocation of Special Voting Shares A is requested

No. of Shares                                                        Security Account no.

Depositary Intermediary

3.                                 Acknowledgments, agreements and authorizations

The Initial Electing Shareholder, through the transmission of this Form, duly completed, irrevocably and unconditionally:

a)             acknowledges that he/she/it shall continuously own the Mediaset España shares (as well as the corresponding Initial Electing Ordinary Shares, upon effectiveness of the Merger) in relation to which he/she/it elects to receive Special Voting Shares A starting from the date hereof up to the Initial Allocation Date A and that therefore he/she/it shall lose the right to receive Special Voting Shares A in case of transfer of Mediaset España shares (or the corresponding Initial Electing Ordinary Shares) before the Initial Allocation Date A;

b)             acknowledges that he/she/it shall forfeit the right to receive the Special Voting Shares A upon the Initial Allocation Date A if Mediaset España does not receive this Form duly filled in and signed by the Final Term, but without prejudice to the right to request the Special

Voting Shares A after the effectiveness of the Merger in accordance with the “Terms and Conditions for Special Voting Shares”;

c)              accepts and agrees to be bound by the “Terms and Conditions for Special Voting Shares” and by the “Terms and Conditions for the initial allocation of special voting shares A”, available on the corporate website of Mediaset España;

d)             authorizes and irrevocably instructs Computershare Investor Service plc, Sucursal en España to represent the Initial Electing Shareholder and act on his/her/its behalf in connection with (i) the registration in the Loyalty Register in his/her/its name of the Ordinary Shares in accordance with and pursuant to the “Terms and Conditions for Special Voting Shares”; (ii) any issuance, allocation, acquisition, transfer, conversion and/or repurchase of any Special Voting Share A in accordance with and pursuant to the “Terms and Conditions for Special Voting Shares”; (iii) any retransfer to the Company and/or repurchase of any Special Voting Share A, in accordance with and pursuant to the “Terms and Conditions for Special Voting Shares”;

e)              accepts that the Mediaset España shares, in relation to which the Initial Electing Shareholder requests the allocation of Special Voting Shares A, will be blocked by the depositary intermediary;

f)               Personal data. Personal data provided by the Initial Electing Shareholder in the Form or generated as a consequence of its acquisition of Special Voting Shares A shall be initially processed by Mediaset España, and upon completion of the Merger, shall be processed by the Company on the basis of and for the purposes of (i) managing the corporate relationship with the Initial Electing Shareholder, (ii) complying with the “Terms and Conditions for Special Voting Shares” and (iii) complying with applicable laws. The data shall be retained by the Company while the Initial Electing Shareholder remains as a shareholder of the Company and, thereafter, while legal liabilities and duties exist. The data may be shared with agents and other intermediaries. Access, erasure and other rights can be exercised by contacting at privacidad@conecta5.es. Data protection authorities may be contacted for queries or complaints.

4.                                      Governing law and disputes

This Form, with the exception of the power of attorney required under paragraph (3), letter (d) above, will be governed by Spanish law. The courts of the city of Madrid will be the competent courts in connection with any dispute that might arise in relation with this Form. Nevertheless, the Initial Electing Shareholder acknowledges and accepts that, in the light of the fact that the Company will be organized under Dutch law, the power of attorney required under paragraph (3), letter (d) above, the “Terms and Conditions for Special Voting Shares”, as well as the allocation of Special Voting Shares will be governed by Dutch law and the court of Amsterdam will be competent for any dispute in connection therewith in accordance with the “Terms and Conditions for the Special Voting Shares”.

The Initial Electing Shareholder	(signature)

(if the signing party signs this Form on behalf of the Initial Electing Shareholder, reference shall be made to the table under point No. 1 above)

5.                                      The depositary intermediary

a)                           confirms the number of Mediaset España shares owned by the Initial Electing Shareholder at the date of this Form;

b)                           undertakes to cause this Form to be received by or on behalf of Mediaset España on behalf of the Initial Electing Shareholder within and no later than the Final Term, advanced by e-mail to Computershare Investor Service plc, Sucursal en España;

c)                            agrees to block the above Mediaset España shares and undertakes to communicate to Computershare Investor Service plc, Sucursal en España any movement of such shares.

Date

The Intermediary	(Stamp and signature)